UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2020

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-21858	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1 Jenner, Suite 200
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 12, 2020, Interlink Electronics, Inc. announced its financial results for the third quarter ended September 30, 2020. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2020, Ryan J. Hoffman, 42, was appointed Chief Financial Officer and Secretary of Interlink Electronics, Inc. Effective upon Mr. Hoffman’s appointment, Steven N. Bronson was removed as our Chief Financial Officer and Secretary. Mr. Bronson remains our Chief Executive Officer and President, and Chairman of our Board of Directors.

In addition to serving as our Chief Financial Officer and Secretary, Mr. Hoffman serves as Chief Financial Officer of Qualstar Corporation. BKF Capital Group, Inc., a holding company controlled by Mr. Bronson, is a significant stockholder of both Interlink and Qualstar Corporation. Mr. Bronson also serves as Chief Executive Officer and President and on the board of directors of Qualstar Corporation. Mr. Hoffman will divide his time between Interlink and Qualstar Corporation.

Mr. Hoffman has over 20 years of business and financial reporting experience working primarily with technology and consumer products companies on audits, technical accounting, and reporting. Most recently, Mr. Hoffman served as Audit Partner at RSM US LLP, a public accounting firm, from 2004 until 2020. Mr. Hoffman began his professional career at Ernst & Young LLP, where he served in various positions from 2000 through 2004. Mr. Hoffman received his bachelor’s degree in accounting from Chapman University and is a Certified Public Accountant.

In connection with his appointment, we entered into an employment offer letter with Mr. Hoffman, pursuant to which we will pay Mr. Hoffman an annual base salary of $180,000. Mr. Hoffman is eligible to receive an annual bonus of up to 25% of his annual base salary, based on achievement of performance targets and otherwise as determined in the discretion of the CEO and board of directors. Mr. Hoffman’s offer letter provides for “at will” employment and may be terminated at any time by either party. Mr. Hoffman is not entitled to any termination payments or benefits under his offer letter. He will be based out of the Company’s facilities in Irvine, California.

The foregoing description of Mr. Hoffman’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter. A copy of the offer letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Except as described herein, there are no understandings or arrangements between Mr. Hoffman and any other person pursuant to which Mr. Hoffman was selected as Chief Financial Officer. Mr. Hoffman does not have any family relationship with any director, executive officer or person nominated or chosen by our board of directors to become an executive officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
Number	Description
10.1	Employment Offer Letter, dated November 4, 2020, between the Registrant and Ryan Hoffman.
99.1	Press Release issued by Interlink Electronics, Inc. dated November 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2020	INTERLINK ELECTRONICS, INC.

	By:	/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer

4